Exhibit 5.1

February 2, 2023

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., #6

Boca Raton, Florida 33431

Re:	Registration Statement on Form S-1 of Grom Social Enterprises, Inc.

Ladies and Gentlemen:

We have acted as counsel to you, Grom Social Enterprises, Inc. (the “Company”), a Florida corporation, in connection with the registration statement on Form S-1 filed by the Company on February 2, 2023 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of the proposed resale of up to an aggregate of 3,912,944 shares of the Company’s common stock, par value $0.001 per share, consisting of:

(i)	(a) 100,000 shares (the “Shares”) of common stock sold in a private investment in public equity financing (the “PIPE Offering”) pursuant to a Securities Purchase Agreement, dated January 25, 2023 (the “2023 SPA”), by and between the Company and the purchaser named therein (the “2023 SPA Selling Stockholder”); (b) 2,323,010 shares (the “2023 Purchase Warrant Shares”) of common stock issuable upon the exercise of 1,327,434 warrants (the “2023 Purchase Warrants”) issued in the PIPE Offering to the 2023 SPA Selling Stockholder pursuant to the 2023 SPA; and (c) 1,227,434 shares (the “Pre-Funded Warrant Shares”) of common stock issuable upon the exercise of 1,227,434 pre-funded warrants (the “Pre-Funded Warrants”) issued in the PIPE Offering to the 2023 SPA Selling Stockholder pursuant to the 2023 SPA; and

(ii)	262,500 shares (the “2021 Purchase Warrant Shares” and, together with the 2023 Purchase Warrants Shares and the Pre-Funded Warrant Shares, the “Warrant Shares”) of common stock issuable upon the exercise of 150,000 warrants (the “2021 Purchase Warrants”) issued to the holder named in the Securities Purchase Agreement, dated as of September 14, 2021, by and between the Company and such holder (the “2021 SPA Selling Stockholder”) pursuant to the terms of the waiver agreement, dated January 30, 2023, by and between the Company and the 2021 SPA Selling Stockholder.

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This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the articles of incorporation of the Company, as amended to date; (b) the bylaws of the Company, as amended to date; and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(i)	the Shares, have been duly authorized and are validly issued, fully paid, and non-assessable; and

(ii)	the Warrant Shares have been duly authorized and when issued and paid for upon exercise in accordance with the terms and conditions of the 2023 Purchase Warrants, the Pre-Funded Warrants, and the 2021 Purchase Warrants, as the case may be, such Warrant Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of Florida, including the Constitution of the State of Florida, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws. We are attorneys licensed to practice in the States of New York and New Jersey and our opinions herein assume the laws of the State of Florida as applied here are the same as in those jurisdictions. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP

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